SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2004

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01: Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EXHIBIT 1.01
EXHIBIT 1.02
EXHIBIT 99.01

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2004, Transmeta Corporation, a Delaware corporation, entered into a Placement Agency Agreement with A.G. Edwards & Sons, Inc. and Perseus Advisors, LLC. Pursuant to the terms of the agreement, A.G. Edwards and Perseus agreed to act as placement agents on Transmeta’s behalf in connection with the sale of 11,083,333 shares of Transmeta’s common Stock to institutional investors. The Placement Agency Agreement is attached as an exhibit to this Form 8-K.

On November 11, 2004, Transmeta also entered into a Securities Purchase Agreement with institutional investors. Pursuant to the terms of the agreement, Transmeta agreed to sell and institutional investors agreed to purchase 11,083,333 shares of Transmeta’s common stock at a price of $1.50 per share. The offering is scheduled to close on November 12, 2004 subject to the satisfaction of customary closing conditions. The Securities Purchase Agreement is attached as an exhibit to this Form 8-K.

This report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01: Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Exhibit Title or Description
1.01	Placement Agency Agreement, dated November 11, 2004, by and among Transmeta and the placement agents.

1.02	Securities Purchase Agreement, dated November 11, 2004, by and among Transmeta and the institutional investors.

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01).

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION

Date: November 12, 2004	By:	/s/ John O’Hara Horsley

John O’Hara Horsley, Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description
1.01	Placement Agency Agreement, dated November 11, 2004, by and among Transmeta and the placement agents.

1.02	Securities Purchase Agreement, dated November 11, 2004, by and among Transmeta and the institutional investors.

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01).

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.